Cable One®

Investor Presentation

January 2022

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This presentation has been prepared by Cable One, Inc. ("Cable One," "us," "our," "we" or the "Company") and contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "might," "objective," "outlook," "plan," "potential," "predict," "projection," "seek," "should," "target," "trend," "will," "would" or the negative version of these words or other comparable words. Any statements regarding planned capital investments; future needs or sources of financing; growth expectations and opportunities; expected tax benefits; the pace of future growth; future free cash flow; the Company's future leverage profile; anticipated cost savings; future M&A opportunities; future organic or inorganic growth strategies; future EBITDA margins; and future customer growth and penetration rates with respect to the Clearwave Fiber Joint Venture, CableAmerica or the Company and any other statements that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, factors described under "Risk Factors" in Cable One's annual report on Form 10-K for the period ended December 31, 2020 and its quarterly report on Form 10-Q for the period ended September 30, 2021 and Cable One's other filings with the Securities and Exchange Commission. Each forward-looking statement contained herein speaks only as of the date of this presentation, and Cable One undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

Certain financial information in this presentation is presented on an "LQA" or "Illustrative LQA Q3" basis. References to "LQA" and "Illustrative LQA Q3" refer to the financial results for the three months ended September 30, 2021 of CableAmerica, as applicable, on an annualized basis (i.e., such quarterly results multiplied by four, except for applicable margins and percentages, which are calculated using Illustrative LQA Q3 2021 amounts). Such amounts are illustrations only and are not reflective of actual full-year or projected results. "CableAmerica" refers to the assets and operations acquired by the Company on December 30, 2021.

Clearwave Fiber Joint Venture

Transaction Overview

- Clearwave Fiber LLC ("Clearwave Fiber") is a newly formed entity that holds Cable One's subsidiary Clearwave Communications and certain fiber assets of Cable One's subsidiary Hargray Communications
- With the formation of the joint venture, Clearwave Fiber intends to invest heavily in bringing Fiber-to-the-Premises service to residential and business customers across its existing footprint and in new markets
- Investors in the joint venture include GTCR (our current partner in Mega Broadband), Stephens Capital (Clearwave's previous owner and our current partner in Wisper),The Pritzker Organization (Hargray's previous owner), and certain members of Clearwave Fiber's management team
- The Investors have committed to provide $320mm of aggregate equity capital at a premium multiple to support the accelerated expansion strategy. No debt has been incurred or is currently contemplated to fund future growth
- Cable One owns approximately 58% of the equity in Clearwave Fiber
- The joint venture agreement contemplates an exit process that may be initiated by either Cable One or the investment partners beginning upon the seventh anniversary of the formation of the joint venture
- Operating results of the newly formed entity (Clearwave Fiber) will be reported on Cable One's balance sheet under the equity method of accounting, with pro-rated net income included in Cable One's operating results on a quarter lag

Company Snapshot

- Clearwave Fiber will initially consist of two primary operating regions:
  - Midwest region - servicing business and residential data customers in Southern Illinois
  - Southeast region – servicing business and residential data customers in Georgia and Florida
- Combined, these regions represent ~74k homes and businesses passed with ~14k residential and business customers
- The operations contributed to the joint venture by Cable One represent approximately 3% of Cable One's consolidated revenues for the three months ended September 30, 2021
- Given the start-up nature of newly formed joint venture, the business is expected to have lower margins during the initial expansion phase

Strategic Rationale

- More rapid deployment of fiber internet to residents and businesses in small cities and big towns, providing fast and reliable connectivity to unserved and underserved areas in America
- Clearwave Fiber will be led by Executive Chairman Michael Gottdenker and CEO David Armistead, both of whom were part of Hargray's executive leadership team from 2007 until its 2021 sale to Cable One, providing continuity of proven leadership and a continued commitment to Cable One's shared culture, purpose, and values
- Dedicated team that can focus exclusively on accelerating market expansion in existing and new markets while allowing our Cable One team to remain focused on our primary business, increasing penetration rates, integrating recently acquired companies and driving higher margins and greater free cash flow
- Improved free cash flow and deleveraging profile for Cable One; positioning for future organic and inorganic growth strategies while seeking to preserve Cable One EBITDA margins
- Accelerated cost savings associated with Hargray integration as well as more visible long-term career opportunities for Cable One family of associates
- Provides another vehicle for opportunistically pursuing smaller, fiber-centric acquisition targets

CableAmerica at a Glance

CableAmerica

Company Overview

- CableAmerica is a broadband, video and voice provider serving residential and commercial customers in rural Missouri
- Ideal tuck-in acquisition opportunity with markets complementary to our existing Fidelity footprint as well as a similar culture, strategy and growth profile
- Significant opportunity for synergies which will effectively bring company in line with CABO operating margins
- Low customer penetration presents opportunity to grow business through minimal network investment

Key Acquisition Terms

- Acquisition closed on 12/30/2021 for a purchase price of approximately $113M
- Transaction financed through cash on hand
- Transaction structured to achieve step-up in tax basis and expected to provide tax benefits estimated at a net present value of $20M

Key Statistics[1]

53k
Homes Passed

$19mm
Illustrative LQA Q3 2021 Revenue

~77%
Residential HSD and Business Services Revenue

89
Associates

Subscriber Base[1]

~13,500
Residential HSD

~2,400
Residential Video

~500
Residential Phone

~1,250
Business Services

Note: See the disclaimer for further information on information presented on an Illustrative LQA Q3 2021 basis.
[1] Operating statistics and other financial information are as of September 30, 2021.